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                                                                    Exhibit 21.1


                           SUBSIDIARIES OF REGISTRANT

1.       XImage Corporation, a California corporation

2.       Imaging Technology Corporation, a Delaware corporation

3.       I.W. Systems Canada Company, a Nova Scotia unlimited liability company